PMC-Sierra, Inc.
                        CALCULATION OF EARNINGS PER SHARE
                  (In thousands, except for per share amounts)


                                                   Three Months   Three Months
                                                      Ended          Ended
                                                     June 30,       June 30,
                                                       1997           1996
                                                    (unaudited)    (unaudited)

Net Income                                           $   8,932       $   7,198
                                                     =========       =========

Weighted average common shares outstanding              30,918          29,356

Common stock equivalents                                 1,456           1,222
                                                         -----           -----

Shares used in calculation of net income per share      32,374          30,578
                                                        ======          ======

Net income per share                                 $    0.28       $    0.24
                                                     =========       =========



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PMC-SIERRA, INC.
                                       (Registrant)


Date:    August 13, 1997               /s/ Robert L. Bailey
         ---------------               -------------------------------------
                                       Robert L. Bailey
                                       Chief Executive Officer and President

Date:    August 13, 1997               /s/ John Sullivan
         ---------------               -----------------
                                       John Sullivan
                                       Vice President, Finance
                                       Chief Financial Officer
                                       (Principal Accounting Officer)